Exhibit 99.1

ENTEROMEDICS ANNOUNCES SECOND QUARTER 2017 FINANCIAL RESULTS

St. Paul, Minnesota August 8, 2017 — EnteroMedics Inc. (NASDAQ:ETRM), a developer of minimally invasive medical devices to treat obesity, metabolic diseases and other gastrointestinal disorders, today reported financial results for the three months ended June 30, 2017.

Recent Highlights and Accomplishments

•                 Placed a record 42 vBloc commercial units in the second quarter of 2017, up 83% from a year ago.  34 of these placements were part of the Company’s recently-launched vBloc Now program

•                 Launched vBloc Now reduced-cost program with the goal to expedite reimbursement by increasing commercial real-world implants and patient outcomes data for payers

•                 Announced the acquisition of BarioSurg, Inc. and its minimally invasive Gastric Vest System, and subsequently last week received approval from the MHSSE in Spain to start the Spanish portion of CE Mark study for the Gastric Vest System

•                 Initiated Kaiser type 2 diabetes trial to study vBloc compared to standard of care treatment for type 2 diabetes

•                 Entered into a collaboration agreement under which EnteroMedics will modify its vBloc System for use in pre-clinical research by a corporate partner

•                 Completed first covered vBloc implant for a veteran through the VA Choice Program

“I am incredibly proud of what we have accomplished at EnteroMedics in these past few months,” said Dan Gladney, President and Chief Executive Officer and Chairman of the Board at EnteroMedics. “The programs we have put into place combined with the strategic and operational progress at the Company position EnteroMedics to become a premier provider of products to address the continuum of care in obesity.”

Second Quarter 2017 Financial Results

For the three months ended June 30, 2017, the Company placed 42 units, primarily from the vBloc Now program, an 83% increase compared to 23 units in the second quarter of 2016.   The Company reported sales of $93,000 with gross profit totaling $39,000 in the second quarter ended June 30, 2017.

For the six months ended June 30, 2017, the Company placed 50 units, primarily from the vBloc Now program, a 72% increase compared to 29 units for the same period in 2016.  For six months ended June 30, 2017 the Company reported sales of $133,000 with gross profit totaling $49,000.

As of June 30, 2017, the Company had cash, cash equivalents and short-term investments totaling $11.2 million and it had no debt.

Conference Call

Management will host an investment community conference call today beginning at 10:30 a.m. Central Time / 11:30 a.m. Eastern Time

Individuals interested in listening to the conference call may do so by dialing (877) 280-7473 for domestic callers or (707) 287-9370 for international callers, using Conference ID: 64730754. To listen to a live webcast or a replay, please visit the investor relations section of the EnteroMedics website at: http://ir.enteromedics.com.

About EnteroMedics Inc.

EnteroMedics is a medical device company focused on the development and commercialization of technology to treat obesity and metabolic diseases. vBloc® Neurometabolic Therapy, delivered by an FDA-approved pacemaker-like device called the vBloc® System, is designed to help patients feel full and eat less by intermittently blocking hunger signals on the vagus nerve. EnteroMedics recently acquired the Gastric Vest System™ through its acquisition of BarioSurg, Inc.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include our goal of positioning EnteroMedics to become a premier provider of products to address the continuum of care in obesity.. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience with our vBloc® System for the treatment of obesity in the United States or in any foreign market other than Australia and the European Community; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements; our ability to commercialize our vBloc® System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our vBloc® System; physician adoption of our vBloc® System and vBloc® Neurometabolic Therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, including those factors identified as “risk factors” in the Exhibit 99.3 of our Current Report on Form 8-K filed on July 26, 2017. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Investor Contact:

Scott Youngstrom

Chief Financial Officer

EnteroMedics, Inc.

651-634-3011

syoungstrom@vbloc.com

or

Gilmartin Group

Debbie Kaster, 415-937-5403

Investor Relations

debbie@gilmartinir.com

ENTEROMEDICS INC.

Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Sales	$93,060	$276,000	133,100	$348,000
Cost of goods sold	54,472	155,304	83,995	195,439
Gross profit	38,588	120,696	49,105	152,561

Operating expenses:
Selling, general and administrative	5,560,787	5,585,548	11,489,773	11,726,725
Research and development	1,352,075	1,193,607	2,476,488	2,625,988
Total operating expenses	6,912,862	6,779,155	13,966,261	14,352,713
Operating loss	(6,874,274)	(6,658,459)	(13,917,156)	(14,200,152)

Other income (expense):
Interest income	—	1,807	100	3,498
Interest expense	—	(852,946)	—	(2,002,240)
Change in value of warrant liability	34,395	1,309,099	(288,735)	3,088,513
Change in value of convertible notes payable	—	1,208,594	—	709,026
Other, net	(298)	(3,260)	(1,198)	(2,572)
Net loss	$(6,840,177)	$(4,995,165)	(14,206,989)	$(12,403,927)

Net loss per share - basic and diluted	$(0.91)	$(33.96)	(2.14)	$(95.64)

Shares used to compute basic and diluted net loss per share	7,501,696	147,108	6,632,862	129,698

ENTEROMEDICS INC.

Condensed Consolidated Balance Sheets (unaudited)

(in thousands)

	June 30,	December 31,
	2017	2016
ASSETS
Cash, cash equivalents and short-term investments	$11,198	$3,311
Accounts receivable	109	144
Inventory	1,417	1,790
Prepaid expenses and other current assets	537	476
Property and equipment, net	241	201
Goodwill	6,398	—
Intangibles, net	21,886	—
Other assets	734	1,119
Total assets	$42,520	$7,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$1,109	$1,312
Debt	—	—
Other liabilities	3,406	2,790
Total liabilities	4,515	4,102
Stockholders’ equity	38,005	2,939
Total liabilities and stockholders’ equity	$42,520	$7,041